Exhibit 24
POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Stephen P. Smith, Jon D. Veurink, David J. Vajda, Carrie J. Hightman, and Robert E. Smith, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Company’s registration statement (the “Registration Statement”) on Form S-8 to register under the Securities Act of 1933, as amended, 8,000,000 shares, plus such number of shares subject to outstanding awards granted under the NiSource Inc. 1994 Long-Term Incentive Plan and the NiSource Inc. Director Incentive Plan and that expire or terminate for any reason, of the common stock, $0.01 par value per share, of the Company to be sold and distributed by the Company pursuant to the Company’s 2010 Omnibus Incentive Plan, and such other number of shares as may be issued under any anti-dilution provision of the Plan, and any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Power of Attorney has been signed by the following persons in the capacities and on the date indicated:
IN WITNESS WHEREOF, the undersigned have signed these presents this 12th day of March, 2010.

Signature	Title

/s/ Robert C. Skaggs, Jr. Robert C. Skaggs, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Stephen P. Smith Stephen P. Smith	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Jon D. Veurink Jon D. Veurink	Vice President and Chief Accounting Officer (Principal Accounting Accounting Officer)

/s/ Ian M. Rolland Ian M. Rolland	Chairman and Director

/s/ Richard A. Abdoo Richard A. Abdoo	Director

/s/ Steven C. Beering Steven C. Beering	Director

/s/ Dennis E. Foster Dennis E. Foster	Director

/s/ Michael E. Jesanis Michael E. Jesanis	Director

/s/ Marty R. Kittrell Marty R. Kittrell	Director

Signature	Title

/s/ W. Lee Nutter W. Lee Nutter	Director

/s/ Deborah S. Parker Deborah S. Parker	Director

/s/ Richard L. Thompson Richard L. Thompson	Director

/s/ Carolyn Y. Woo Carolyn Y. Woo	Director